Exhibit 99.1

                SONUS NETWORKS REPORTS 2006 FIRST QUARTER RESULTS
              Record First Quarter Revenues Increased 78% Annually;
   EPS of $0.02 Reflects $0.01 Per Share for Stock-Based Compensation Expense

CHELMSFORD, MASS., MAY 8, 2006 - Sonus Networks, Inc. (Nasdaq: SONS), a leading supplier of service provider Voice over IP (VoIP) infrastructure solutions, today reported its financial results for the first quarter ended March 31, 2006.

Revenues for the first quarter of fiscal 2006 were $60 million, compared with $57.2 million in the fourth quarter of fiscal 2005 and $33.6 million for the first quarter of fiscal 2005.

Net income on a GAAP basis for the first quarter of 2006 was $5.7 million or $0.02 per share. Excluding stock-based compensation expense of $1.9 million, non-GAAP net income for the first quarter of 2006 was $7.6 million or $0.03 per share, compared with a net loss of $3.7 million or $0.01 per share for the first quarter of 2005.

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

"Q1 was another solid quarter for Sonus. We reported record quarterly revenues and healthy cash flow from operations, while making strides toward achieving our long-term financial model," said Hassan Ahmed, chairman and CEO, Sonus Networks. "Our laser-focused mission to expand our presence around the globe and execute on our strategy generated results that went well beyond our financial performance for the quarter. We unveiled eight new deployments with operators globally, delivered the latest version of our industry-leading software, extended our wireless solutions, and bolstered our renowned Open Services Partner Alliance by announcing interoperability with some of the largest consumer brands. We are proud of our leadership position in the market and our ability to help the world's network operators deliver communications services that will enhance the consumer experience and improve service providers' business models."

With the adoption of Statement of Financial Accounting Standards No. 123R (FAS
123R) as of January 1, 2006, Sonus Networks is reporting stock-based compensation expense under FAS 123R in its generally accepted accounting principles (GAAP) results for the first time. Sonus recorded $1.9 million of stock-based compensation on its condensed consolidated statement of operations for the three months ended March 31, 2006.

The financial statements attached to this press release present both GAAP net income and net income excluding this stock-based compensation expense. The reconciliation between GAAP and non-GAAP net income is provided in a table immediately following the GAAP Condensed Consolidated Statements of Operations.

Sonus reported today that the company has completed two years of selling its products through its reseller, Motorola, Inc., and, as a result of its positive history with Motorola, is now reporting this revenue on a sell-in basis where revenue is recognized upon the shipment of products to Motorola, resulting in approximately an additional $3 million in revenue being recognized in the first quarter of fiscal 2006. Sonus' Quarterly Report on Form 10-Q filed today provides further details.

"We are very pleased that our focus on strengthening our relationship with Motorola and the positive experience we have had over the past two years has allowed us to take one more step in improving the transparency and efficiency of our revenue conversion cycle, which will benefit our shareholders," said Bert Notini, president and COO, Sonus Networks.

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

In Q1 2006, Sonus announced new or expanded customer relationships with eight of the world's most innovative service providers. In North America, Vonage Network, a subsidiary of Vonage Holdings Corp., deployed Sonus' industry-leading IP Multimedia Subsystem (IMS)-ready solution to support traffic from their rapidly growing subscriber base. Vonage is a leading provider of broadband telephone services with over 1.6 million subscriber lines as of April 1, 2006. Also in the United States, Sonus announced that West Interactive Corporation and 360networks Corporation each selected Sonus' IMS-ready architecture as the foundation for their next generation IP-based voice service. Sonus announced that Intrado Inc., a global provider of integrated data and telecommunications solutions, has tapped Sonus to provide key elements of its IMS-ready architecture to support Intrado's nationwide expansion of its V9-1-1(R) Services.

Sonus also continued to extend its leadership position in Japan during Q1. The Company announced that KDDI, a leading telecommunication service provider in Japan, selected it as the exclusive vendor for its convergence-enabled packet voice network. The new packet voice network will deliver enhanced voice services to a key market that is at the forefront of technology adoption. It is planned to be the largest IP telephony network in Japan with KDDI aiming to have 100 percent of its long-distance traffic on a Sonus-based VoIP network by 2008. Sonus announced its first Japanese wireless customer, WILLCOM, Inc., a major provider of wireless data and voice services and the largest operator employing Personal Handyphone System (PHS) technology in Japan. JAPAN TELECOM Co., Ltd., one of Japan's largest carriers and a wholly owned subsidiary of SOFTBANK Corp., also announced that it selected Sonus as the foundation for its next-generation IP-based voice network.

Sonus' partnerships with the leading service providers throughout Japan solidified the Company's position as the market leader. According to a report issued by Synergy Research Group, for the full year 2005, Sonus led the Japanese market with a 36.1% market share position, more than double any other equipment provider. Sonus also accounted for approximately 76% of the Japanese high density gateway market and more than 61% of the total Japanese gateway market in 2005.

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

Globally, Sonus continued to be recognized as a market share leader in IP-based voice solutions. By the end of Q1, voice traffic being carried over Sonus' solutions reached approximately 19 billion minutes per month. In recognition of Sonus' leadership position, Frost & Sullivan awarded the Company the 2006 IP Communications Carrier Infrastructure Technology Innovation & Leadership of the Year Award, an award that is presented to the company that has excelled delivering advanced telecommunications solutions to the market, enabling the seamless evolution of voice networks.

Recognizing that application delivery is a key competitive differentiator for today's carriers, Sonus continued to leverage its industry-leading partner program, the Open Services Partner Alliance (OSPA) to deliver greater value to its customers. In Q1, the Company announced that it extended its partnership with IP Unity to deliver a suite of enhanced services as part of the recently-introduced Sonus Certified Consumer Voice over Broadband (c-VoBB) solution. Sonus also announced a new partner relationship with Atreus Systems to deliver hosted value-added consumer and business voice services, including Hosted PBX, business trunking (Integrated Access), conferencing, and voice VPN services. Further, the Company announced that it successfully completed interoperability testing between Sonus' VoBB platform and NETGEAR's line of broadband phone adapters, streamlining next-generation customer access services.

"The impact of IP-based voice technologies has largely taken place behind the scenes, offering immense value to service providers, but remaining relatively transparent to consumers," continued Ahmed. "But in the coming years, the entire communications paradigm will change as a result of IP-based technologies. Consumers will experience a new level of richness in their communications experience with customizable applications and services that integrate both voice and data. This is a very exciting time in the history of voice communications, and as both wireless and wireline service providers continue to embrace next-generation voice solutions, Sonus is poised to capitalize on the market's evolution to a smarter, more robust voice network."

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

ABOUT SONUS NETWORKS

Sonus Networks, Inc. is a leading provider of voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus' voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Chelmsford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to Item 1A "Risk Factors" of Sonus' Annual Report on Form 10-K dated March 14, 2006 and Quarterly Report on Form 10-Q dated May 8, 2006, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include among others: the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks associated with our international expansion and growth; consolidation in the telecommunications industry; and potential costs resulting from pending securities litigation against the company. Any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

Sonus is a registered trademark of Sonus Networks. All other company and product names may be trademarks of the respective companies with which they are associated.

In addition to Sonus' financial results which have been prepared in accordance with accounting principles generally accepted in the United States of America
(GAAP), this release includes certain non-GAAP financial results to assist investors and analysts in assessing our periodic operating results. The non-GAAP financial results exclude non-cash stock-based compensation expense. Non-GAAP financial results are not a substitute for GAAP results.

Sonus uses non-GAAP financial results internally as an alternative means for assessing our results of operations. By excluding a non-cash charge such as stock-based compensation, Sonus can evaluate its operations excluding this non-cash charge and can compare its results on a more consistent basis to the results of other companies in the industry and to its operations in prior quarters where it did not include stock-based compensation expense under FAS123-R in its GAAP results. For its internal budgeting and planning, Sonus' management uses financial statements that do not include employee stock-based compensation. Sonus' management also uses the foregoing non-GAAP results, in addition to the corresponding GAAP results, in determining objectives for compensation and bonus programs or reviewing the financial performance of Sonus.

Non-GAAP financial results that exclude stock-based compensation expense also provide useful information to investors and analysts to more readily compare the Company's operations to prior financial results and to the financial results of other companies in the industry who similarly exclude stock-based compensation expense in non-GAAP results to investors and analysts. Because we have historically reported results that exclude stock-based compensation under FAS123-R to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.

We intend to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

                              SONUS NETWORKS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                     THREE MONTHS        THREE MONTHS        THREE MONTHS
                                                        ENDED               ENDED               ENDED
                                                      MARCH 31,          DECEMBER 31,         MARCH 31,
                                                        2006                2005                2005
                                                   ---------------     ---------------     ---------------
REVENUES :
  Product                                          $        44,383     $        41,908     $        22,458
  Service                                                   15,589              15,342              11,152
                                                   ---------------     ---------------     ---------------
Total revenues                                              59,972              57,250              33,610
                                                   ---------------     ---------------     ---------------
COST OF REVENUES:
  Product                                                   15,853              13,965               6,843
  Service                                                    7,381               6,905               5,269
                                                   ---------------     ---------------     ---------------
Total cost of revenues                                      23,234              20,870              12,112
                                                   ---------------     ---------------     ---------------
GROSS PROFIT                                                36,738              36,380              21,498
                                                   ---------------     ---------------     ---------------
GROSS PROFIT %:
  Product                                                     64.3%               66.7%               69.5%
  Service                                                     52.7%               55.0%               52.8%
     Total gross profit                                       61.3%               63.5%               64.0%
OPERATING EXPENSES:
  Research and development                                  12,891              12,483              11,017
  Sales and marketing                                       13,898              12,886               9,027
  General and administrative                                 6,719               8,116               6,800
                                                   ---------------     ---------------     ---------------
     Total operating expenses                               33,508              33,485              26,844
                                                   ---------------     ---------------     ---------------
INCOME (LOSS) FROM OPERATIONS                                3,230               2,895              (5,346)
                                                   ---------------     ---------------     ---------------
Interest expense                                              (137)               (121)               (128)
Interest income                                              3,442               3,092               1,875
                                                   ---------------     ---------------     ---------------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES              6,535               5,866              (3,599)
Provision for income taxes                                     791                 844                  96
                                                   ---------------     ---------------     ---------------
NET INCOME (LOSS)                                  $         5,744     $         5,022     $        (3,695)
                                                   ===============     ===============     ===============
NET INCOME (LOSS) PER SHARE:
     Basic                                         $          0.02     $          0.02     $         (0.01)
     Diluted                                       $          0.02     $          0.02     $         (0.01)
WEIGHTED AVERAGE SHARES OUTSTANDING:
     Basic                                                 250,064             249,390             247,877
     Diluted                                               254,459             252,356             247,877

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

                              SONUS NETWORKS, INC.
            NON- GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED MARCH 31, 2006
                                                   -------------------------------------------------------
                                                     AS REPORTED       ADJUSTMENTS (1)       AS ADJUSTED
                                                   ---------------     ---------------     ---------------
REVENUES :
   Product                                         $        44,383     $            --     $        44,383
   Service                                                  15,589                  --              15,589
                                                   ---------------     ---------------     ---------------
      Total revenues                                        59,972                  --              59,972
                                                   ---------------     ---------------     ---------------
COST OF REVENUES:
   Product                                                  15,853                  (3)             15,850
   Service                                                   7,381                (252)              7,129
                                                   ---------------     ---------------     ---------------
      Total cost of revenues                                23,234                (255)             22,979
                                                   ---------------     ---------------     ---------------
GROSS PROFIT                                                36,738                 255              36,993
                                                   ---------------     ---------------     ---------------
GROSS PROFIT %:
   Product                                                    64.3%                                   64.3%
   Service                                                    52.7%                                   54.3%
Total gross profit                                            61.3%                                   61.7%
OPERATING EXPENSES:
   Research and development                                 12,891                (610)             12,281
   Sales and marketing                                      13,898                (405)             13,493
   General and administrative                                6,719                (633)              6,086
                                                   ---------------     ---------------     ---------------
      Total operating expenses                              33,508              (1,648)             31,860
                                                   ---------------     ---------------     ---------------
INCOME FROM OPERATIONS                                       3,230               1,903               5,133
                                                   ---------------     ---------------     ---------------
Interest expense                                              (137)                 --                (137)
Interest income                                              3,442                  --               3,442
                                                   ---------------     ---------------     ---------------
INCOME BEFORE PROVISION FOR INCOME TAXES                     6,535               1,903               8,438
Provision for income taxes                                     791                  --                 791
                                                   ---------------     ---------------     ---------------
NET INCOME                                         $         5,744     $         1,903     $         7,647
                                                   ===============     ===============     ===============
NET INCOME PER SHARE:
      Basic                                        $          0.02                         $          0.03
      Diluted                                      $          0.02                         $          0.03
WEIGHTED AVERAGE SHARES OUTSTANDING:
      Basic                                                250,064                                 250,064
      Diluted                                              254,459                                 254,459

(1) Non-GAAP adjustments represent recorded stock-based compensation expense.

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                              SONUS NETWORKS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                            MARCH 31,     DECEMBER 31,
                                                              2006            2005
                                                          ------------    ------------
                           ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                            $     50,309    $    155,679
     Marketable debt securities                                239,312         140,569
     Accounts receivable, net                                   33,272          72,321
     Inventory, net                                             37,169          37,831
     Other current assets                                       15,197          15,833
     Deferred income taxes                                         519             519
                                                          ------------    ------------
         Total current assets                                  375,778         422,752
Property and equipment, net                                     15,315          15,181
Long-term investments                                           50,616          17,993
Other assets                                                     1,878             631
                                                          ------------    ------------
                                                          $    443,587    $    456,557
                                                          ============    ============
            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable                                     $     16,370    $     20,408
     Accrued expenses                                           19,384          23,204
     Accrued restructuring expenses                                198             195
     Current portion of deferred revenue                        73,209          88,199
     Current portion of long-term liabilities                       49              48
     Convertible subordinated note                              10,000          10,000
                                                          ------------    ------------
          Total current liabilities                            119,210         142,054
Long-term deferred revenue, less current portion                28,990          33,853
Long-term liabilities, less current portion                        422             485
                                                          ------------    ------------
          Total liabilities                                    148,622         176,392
                                                          ------------    ------------
Commitments and contingencies
STOCKHOLDERS' EQUITY:
     Common stock                                                  254             252
     Capital in excess of par value                          1,064,989       1,055,941
     Accumulated deficit                                      (769,973)       (775,717)
     Accumulated other comprehensive loss                          (38)            (44)
     Treasury stock                                               (267)           (267)
                                                          ------------    ------------
          Total stockholders' equity                           294,965         280,165
                                                          ------------    ------------
                                                          $    443,587    $    456,557
                                                          ============    ============

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

                              SONUS NETWORKS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                          THREE MONTHS    THREE MONTHS
                                                              ENDED           ENDED
                                                            MARCH 31,       MARCH 31,
                                                              2006            2005
                                                          ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                     $      5,744    $     (3,695)
Adjustments to reconcile net income (loss) to cash flows
 provided by (used in) operating activities:
    Depreciation and amortization of property and equipment      2,293           1,476
    Stock-based compensation                                     1,903              --
    Loss of disposal of property and equipment                       6              --
Changes in current assets and liabilities
    Accounts receivable                                         39,071           4,855
    Inventory                                                       713          (2,910)
    Other current assets                                          (857)           (762)
    Accounts payable                                            (4,072)          1,334
    Accrued expenses and accrued restructuring expenses         (3,926)         (1,330)
    Deferred revenue                                           (19,920)            948
                                                          ------------    ------------
Cash flows provided by (used in) operating activities           20,955             (84)
                                                          ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                             (2,328)         (4,303)
(Purchases) maturities of marketable debt securities, net     (131,366)          2,977
Decrease in restricted cash                                        250              --
Other assets                                                        85             (81)
                                                          ------------    ------------
Net cash used in investing activities                         (133,359)         (1,407)
                                                          ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Sales of common stock in connection with
 employee stock purchase plan                                    2,311           2,313
Proceeds from exercise of stock options                          4,821             420
Payments of long-term liabilities                                  (12)            (58)
                                                          ------------    ------------
Net cash provided by financing activities                        7,120           2,675
                                                          ------------    ------------
Effect of exchange rate changes on cash and
 cash equivalents                                                  (86)             --

Net (decrease) increase in cash and cash equivalents          (105,370)          1,184
                                                          ------------    ------------
Cash and cash equivalents, beginning of period                 155,679         121,931
                                                          ------------    ------------
Cash and cash equivalents, end of period                  $     50,309    $    123,115
                                                          ============    ============

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